UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LATTICE SEMICONDUCTOR CORPORATION

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The following communication was circulated to Lattice Semiconductor Corporation employees on December 11th, 2016 to provide employees with additional clarification regarding the previously announced proposed acquisition by Canyon Bridge Capital Partners, LLC:

From: Darin Billerbeck

Date: Sunday, December 11, 2016 at 9:37 PM

Subject: Update on Canyon Bridge Transaction

To: All Lattice Semiconductor Employees

From: Darin Billerbeck, President and Chief Executive Officer

Re: Update on Canyon Bridge Transaction

Team Lattice,

You may have seen recent press reports on our proposed transaction with Canyon Bridge, particularly on the process of getting the required approval by the regulatory bodies. I thought it would be helpful to provide you with an update on the process, and also to set the record straight on a few key points that are being misrepresented in some of the news coverage.

First, the process to complete the transaction is on schedule and progressing as expected. Last week, Canyon Bridge and Lattice jointly completed the pre-filing notification with the appropriate U.S. government review body, the Committee on Foreign Investment in the United States (CFIUS). Pending CFIUS comment on the pre-filing and acceptance of the subsequent final filing, CFIUS’s 30-day review period will begin. A follow-on 45-day investigation is also likely to follow. A filing is necessary because initial funding for Canyon Bridge comes from limited partners in China. We have been fully transparent and open in our ongoing engagement with CFIUS – going as far as to initiate discussions before the transaction was announced – to ensure they have all the facts as they evaluate the proposed transaction. In addition, we anticipate that both Ben Chow (Founding Partner of Canyon Bridge) and I will fly back to Washington, DC to answer any further questions that may arise from the CFIUS filing. This is all part of the normal CFIUS process and we will provide any information that is requested.

As one might expect, some media reports have attempted to determine what factors CFIUS will consider in its evaluation. One issue which some press reports have focused on is if we are a critical military supplier. As most of you are aware, contrary to assertions in the media, Lattice neither designs nor manufactures military grade products, and military applications were never a significant end-market for our company – they are not even mentioned in our Strategic Long Range Plan or SLRP. In fact, in 2011 we notified our customers of our decision to completely discontinue the sale of any military grade products and sold the remaining military grade business to Arrow Electronics. The small amount of sales to the military are all general purpose parts which have not been customized for military applications and which do not meet the stringent temperature requirements of the military’s most advanced applications.

We take strong precautions to make sure we are in compliance with U.S. laws controlling our technology and sell only to permitted customers. This transaction will not change those protections as Lattice will continue to be a U.S. company governed by U.S. law.

One final point, which is important to understand, is that as a fabless semiconductor company all of our manufacturing is outsourced. Lattice does not own factories and is not putting any U.S. manufacturing jobs at risk. Canyon Bridge values our team and plans for Lattice to invest in the U.S., including growth over time in our U.S. based research, development, and applications engineering headcount.

I continue to be very excited by the proposed acquisition by Canyon Bridge. This transaction will allow Lattice to remain a stand-alone U.S. company, governed by U.S. regulations. We will remain headquartered in Portland; the Executive Leadership Team and I will continue to lead the business. Further, Canyon Bridge believes in our vision and worldwide team, and can help us enhance our focus on long-term innovation and grow at a faster pace. As we said a few weeks back when we announced the acquisition, our transaction with Canyon Bridge will:

1.	Deliver significant, certain and immediate value to our shareholders

2.	Help preserve the jobs of Lattice employees

3.	Allow Lattice to remain a stand-alone U.S. company

4.	Allow more focus, investment, and flexibility to pursue our Strategic & Product Line Business Plans

5.	Free us from the overhead of public company regulations and reporting

6.	Enable more opportunities to grow in our largest target markets

As a reminder, should you receive media inquiries related to the transaction, please direct them to our media team by contacting Doug Hunter.

Thank you for your continued hard work and sharp focus on our Customer Obsession, living our Core Values and Lattitudes, and executing our SLRP/Product Line Business Plans.

Running with you…

Darin

Forward Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the proposed acquisition (the “Merger”) of Lattice Semiconductor Corporation (the “Company”) by Canyon Bridge Acquisition Company, Inc. (“Parent”) pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Parent, and Canyon Bridge Merger Sub, Inc. (“Merger Sub”, and such agreement, the “Merger Agreement”) and the potential benefits of the Merger, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. These forward-looking statements reflect the current analysis of the management of the Company of existing information as of the date of these forward-looking statements and are subject to various risks and uncertainties, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all any required regulatory clearances related to the Merger, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) and from the Committee on Foreign Investment in the United States (CFIUS); the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letter delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at ir.latticesemi.com or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company has filed a preliminary proxy statement with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com.

Participants in the Solicitation

The Company and its directors will, and certain other members of its management and its employees as well as Canyon Bridge and its directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the definitive proxy statement relating to the Merger when it becomes available.